UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2017 (November 20, 2017)

CM Finance Inc

(Exact name of registrant as specified in its charter)

Maryland	814-01054	46-2883380
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Lexington Avenue, 26th Floor

New York, New York

10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 257-5199

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 20, 2017, CM Finance Inc (the “Company”) amended its existing financing facility (as amended the “Amended Financing Facility”) with UBS AG, London Branch (together with its affiliates “UBS”) to extend the Company’s term financing facility (“Term Financing”) with UBS and add the Company’s entrance into a $50 million revolving financing facility (“Revolving Financing”) with UBS.

Pursuant to the Amended Financing Facility, the Company and/or its wholly owned subsidiary, CM SPV Ltd. (“CM SPV”), as applicable, entered into the following agreements: (i) an Amended and Restated Revolving Credit Note Agreement by and among the Company, CM SPV, UBS, and U.S. Bank, National Association (“U.S. Bank” as Revolving Credit Note Agent and Trustee); (ii) a Fifth Amended and Restated Indenture between CM SPV and U.S. Bank; (iii) a Second Amended Total Return Swap Confirmation Letter Agreement between UBS and the Company regarding the Class A-R Notes; and (iv) a Fourth Amended Total Return Swap Confirmation Letter Agreement between UBS and the Company regarding the Class A Notes.

Borrowings under the Revolving Financing will generally bear interest at a rate per annum equal to one-month LIBOR plus 3.55%. The Company will pay a fee on any undrawn amounts of 2.50% per annum; provided that if 50% or less of the Revolving Financing is drawn, the fee will be 2.75% per annum. Any amounts borrowed under the Revolving Financing will mature, and all accrued and unpaid interest will be due and payable, on December 5, 2019. The Amended Financing Facility will enable the Company to decrease aggregate financing costs. The Company intends to use the proceeds from borrowings under the Revolving Financing for general corporate purposes, including the funding of portfolio investments.

In addition, the Term Financing was amended to extend the maturity date by 12 months to December 5, 2020. Borrowings under the Term Financing will continue to bear interest (i) at a rate per annum equal to one-month LIBOR plus 2.75% through December 4, 2018, and (ii) at a rate per annum equal to one-month LIBOR plus 2.55% from December 5, 2018 through December 5, 2020. The Company also incurs an annual fee of approximately 1% of the outstanding borrowings under the Term Financing.

The description above is only a summary of the material provisions of the Amended Financing Facility and is qualified in its entirety by reference to the agreements attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this current report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the Company’s entrance into the Revolving Financing with UBS, on November 20, 2017, the Company repaid in full all indebtedness, liabilities and other obligations under, and terminated, its existing revolving credit facility with Citibank, N.A. (the “Citi Revolving Facility”). In accordance with the termination of the Citi Revolving Facility, all liens on collateral securing the Citi Revolving Facility were released.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Revolving Credit Note Agreement by and among CM Finance Inc., CM SPV Ltd., UBS AG, and U.S. Bank, National Association

10.2	Fifth Amended and Restated Indenture between CM SPV Ltd. and U.S. Bank, National Association

10.3	Second Amended Total Return Swap Confirmation Letter Agreement between UBS AG and CM Finance Inc

10.4	Fourth Amended Total Return Swap Confirmation Letter Agreement between UBS AG and CM Finance Inc

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Revolving Credit Note Agreement by and among CM Finance Inc., CM SPV Ltd., UBS AG, and U.S. Bank, National Association

10.2	Fifth Amended and Restated Indenture between CM SPV Ltd. and U.S. Bank, National Association

10.3	Second Amended Total Return Swap Confirmation Letter Agreement between UBS AG and CM Finance Inc

10.4	Fourth Amended Total Return Swamp Confirmation Letter Agreement between UBS AG and CM Finance Inc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2017	CM FINANCE INC

	By:	/s/ Rocco DelGuercio
	Name:	Rocco DelGuercio
	Title:	Chief Financial Officer and Treasurer